Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution in a rights offering (the “Rights Offering”) by Teton Advisors, Inc. (the “Company”), to the holders of record (the “Record Date Shareholders”) of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) and/or Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), as of 5:00 p.m., New York, New York time, on June 3, 2022 (the “Record Date”). The Record Date Shareholders, collectively will receive, at no charge, transferable subscription rights (the “Rights”) to purchase up to 440,162 shares of Class A Common Stock (the “Shares”) at a subscription price of $15.50 per whole share (the “Subscription Price”).

Each Record Date Shareholder will receive (i) three (3) Rights for each share of Class A Common Stock and (ii) three (3) Rights for each share of Class B Common Stock, that such Record Date Shareholder owned as of 5:00 p.m., New York, New York time, on the Record Date. The Rights and Class A Common Stock are described in the accompanying offering circular, dated [_____], 2022 (as the same may be amended, the “Offering Circular”). Nine (9) Rights allows the holder thereof to subscribe for one (1) share of Class A Common Stock (the “Basic Subscription Right”) at the Subscription Price of $15.50 per whole share. For example, if a Rights holder owned 300 shares of Class A Common Stock as of 5:00 p.m., New York, New York time on the Record Date, it would receive 900 Rights and would have the right to purchase 100 shares of Class A Common Stock for $15.50 per share with its Basic Subscription Right. If a Rights holder owned 300 shares of Class A Common Stock and 300 shares of Class B Common Stock as of 5:00 p.m., New York, New York time on the Record Date, it would receive 1,800 Rights, and would have the right to purchase 200 shares of Class A Common Stock for $15.50 per share with its Basic Subscription Right.

If a Record Date Shareholder fully exercises its Basic Subscription Right (other than those rights to acquire less than one whole share of Class A Common Stock, which cannot be exercised) and other Rights holders do not fully exercise their Basic Subscription Rights, such holder may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase additional shares of Class A Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation among persons exercising their Over-Subscription Privilege. The Over-Subscription Privilege will only be available to Record Date Shareholders who fully exercise all Rights initially issued to them. Rights that are sold will not confer any right to acquire any Class A Common Stock in any Over-Subscription Privilege offered.

If Record Date Shareholders exercise their Over-Subscription Privilege for more shares than are available to be purchased pursuant to the Over-Subscription Privilege, the unsubscribed shares of Class A Common Stock to be issued pursuant to the exercise of the Over-Subscription Privilege (the “Excess Shares”) will be allocated pro rata among those over-subscribing Record Date Shareholders based on the number of Rights originally issued to them by the Company, subject to the Company’s right to reject in whole or in part any over-subscription request. If there is a pro rata allocation of the Excess Shares and a Record Date Shareholder would otherwise receive an allocation of a greater number of shares than such Record Date Shareholder subscribed for under his or her Over-Subscription Privilege, then, subject to the Company’s acceptance of their over-subscription request, such Record Date Shareholder will be allocated only the number of shares for which such Record Date Shareholder over-subscribed. The Excess Shares will be allocated among all other Record Date Shareholders exercising their Over-Subscription Privilege, again subject to the Company’s right to reject in whole or in part any over-subscription request. If a Record Date Shareholder is not allocated the full amount of shares for which they over-subscribed, such Record Date Shareholder will receive a refund of the Subscription Price, without interest or penalty, delivered for those shares that are not allocated to them. The Subscription Agent will mail such refunds as soon as practicable after the completion of the offering.

Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Right and its Over-Subscription Privilege, if applicable. Because the Company will not know the total number of Excess Shares prior to the Expiration Date, if a Record Date Shareholder wishes to maximize the number of shares it may purchase pursuant to its Over-Subscription Privilege, such holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Class A Common Stock available to the such holder, assuming that no holders other than such holder purchases any shares of Class A Common Stock pursuant to the Basic Subscription Right or Oversubscription Privilege.

With respect to any instructions to exercise (or not to exercise) or to transfer Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York, New York time, on September 21, 2022, the scheduled expiration date of the Rights Offering. This will instruct you whether to exercise or transfer Rights to purchase Shares distributed with respect to the shares of Class A Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Offering Circular and the related “Instructions for Use of Teton Advisors, Inc. Subscription Rights Certificate.”

BENEFICIAL OWNER ATTESTATION (SELECT YES OR NO):

I CERTIFY AS FOLLOWS:

(1)	I am a resident of Texas	YES NO

(2)	The aggregate price of the Class A Common Stock to be purchased hereunder is not more than 10% of the greater of my annual income or net worth OR I meet the definition of an “Accredited Investor” as defined under Rule 501 of Regulation A, as further described in the “Plan of Distribution” section of the Offering Circular	YES NO

BENEFICIAL OWNER INSTRUCTIONS:

I (WE) HEREBY INSTRUCT YOU AS FOLLOWS:

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Shares.

Box 2. ☐ Please EXERCISE RIGHTS for Shares as set forth below:

	Number of Whole Shares Subscribed for		Subscription Price		Payment
Basic Subscription Right (9 Rights = 1 Share)		x	$15.50	=	$________ (Line 1)
Over-Subscription Privilege *		x	$15.50	=	$________ (Line 2)
Total Payment Required					$________ (Sum of Lines 1 and 2)

*	The Over-Subscription Privilege may only be exercised by Record Date Shareholders who have exercised their Basic Subscription Right in full, as described in the Offering Circular. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions.

Box 3. ☐ Payment in the following amount is enclosed: $ _______________

Box 4. ☐ Please deduct payment of $ ________________ from the following account maintained by you as follows: (The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account:   _______________

Account No.:

Box 5. ☐ Please have American Stock Transfer & Trust Company, LLC, the subscription agent for the Rights Offering SELL ANY UNEXERCISED REMAINING RIGHTS. By checking Box 5, I authorize the sale of Rights by the Subscription Agent in accordance with the procedures described in the Offering Circular.

Box 6. ☐ Please have American Stock Transfer & Trust Company, LLC, the subscription agent for the Rights Offering, effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature. (Please check Box 6 and attach separate instructions if you wish to have your unexercised Rights transferred to another person, indicating (1) the name of the transferee, (2) the address of the transferee, (3) the social security number of the transferee and (4) the number of unexercised Rights you wish to transfer).

SIGNATURE:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to invest the amount indicated above to purchase Shares upon the terms and conditions specified in the Offering Circular; and

●	agree that if I (we) fail to deliver the amount I (we) have elected to invest, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s) (Please Print):
Signature of Beneficial Owner(s):
Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name (Please Print):
Capacity:
Soc. Sec. #/Tax ID#:
Address (including zip code):
Telephone Number:

If Box 6 is checked:

Signature Guaranteed:	______________________________________
(Name of Bank or Firm)

By:	______________________________________________________
(Signature of Officer)

______________________________________________________
(Print Name of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

3